UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2018

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3200 Wilshire Blvd, Suite 1400, Los Angeles, CA	90010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01 Other Events.

On December 22, 2017, President Donald Trump signed into law H.R.1., known as the Tax Cuts and Jobs Act (the “Tax Act”), which, among other items, reduces the federal corporate tax rate from 35% to 21%, effective January 1, 2018. U.S. generally accepted accounting principles require companies to revalue certain tax-related assets as of the date of enactment of new tax legislation, with resulting tax effects accounted for in the reporting period of enactment. As a result, and based on currently available information, Hope Bancorp, Inc. (the “Company”) has determined that it is required to revalue its deferred tax assets and liabilities (the “DTA”) and investments in low income housing tax credit (the “LIHTC”) projects to account for the future impact of the lower corporate tax rate.

As a result of the reduced federal corporate tax rate under the Tax Act, the Company estimates that the value of its net DTA and investments in LIHTC will be reduced by approximately $26.0 million in aggregate, which will be recognized as a one-time, non-cash, incremental income tax expense in its Consolidated Statements of Income for the fourth quarter of 2017. Under the current analysis, the Company anticipates that its diluted earnings per share for the 2017 fourth quarter will be adversely impacted by approximately $0.19 per share and its tangible book value will be adversely impacted by approximately $0.19 per share.

While the reduction in the federal corporate tax rate will adversely impact the Company’s 2017 fourth quarter results, the Company expects to recover the one-time, non-cash charge through lower quarterly tax provision expenses by approximately the end of the third quarter of 2018.

These preliminary estimates of the impact of the Tax Act on the Company are not necessarily indicative of the results to be achieved for any future periods. The impact to earnings described above are preliminary estimates and are subject to additional procedures and analyses, which could result in material changes to our preliminary estimates during the course of our preparation of condensed consolidated financial statements as of and for the quarter and full year ended December 31, 2017. These preliminary estimates have been prepared by management based on the information available to it at this time, and the Company’s independent auditors have not completed their review and audit of such information.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the Company’s outlook and expectations with respect to the implementation of the Tax Act, effective January 1, 2018, including the impact of the Tax Act on the Company’s DTA and investments in LIHTC, the impact of the revaluation on the Company’s 2017 fourth quarter results and the anticipated impact of the Tax Act on the Company’s future earnings. Statements in this Form 8-K that are not historical facts should be considered forward-looking statements. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: the Company’s uncertainties in its preliminary review of, and additional analysis with respect to, the impact of the Tax Act, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statement. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hope Bancorp, Inc.

Date: January 12, 2018	/s/ Alex Ko
Alex Ko
Executive Vice President and Chief Financial Officer